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                                                                   EXHIBIT 99.1

                             [RENALCARE GROUP LOGO]


                              N e w s R e l e a s e

CONTACT:        TERRY L. PROVEAUX
                DIRECTOR OF CORPORATE COMMUNICATIONS & INVESTOR RELATIONS
                (615) 497-1705

                       RENAL CARE GROUP TO BE ACQUIRED BY
                   FRESENIUS MEDICAL CARE FOR $48.00 PER SHARE
              IN A TRANSACTION VALUED AT APPROXIMATELY $4.0 BILLION

Nashville, Tennessee, (May 4, 2005) -- Renal Care Group, Inc. (NYSE:RCI) today announced that it has signed a definitive agreement to be acquired by Fresenius Medical Care AG (Frankfurt Stock Exchange:FME, FME3) (NYSE:FMS, FMS-p) in an all-cash transaction in which Renal Care Group's shareholders will receive $48.00 per share, or approximately $3.5 billion in total. In addition, the transaction includes Renal Care Group's outstanding indebtedness of approximately $500 million. Following the transaction, the combined company will be the largest provider of dialysis services in the United States. The transaction is subject to the approval of Renal Care Group's shareholders and other customary closing conditions, including the expiration of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act. Fresenius Medical Care has commitments for senior debt financing of $5.0 billion to fund the purchase and the repayment of certain indebtedness of Fresenius Medical Care and Renal Care Group.

         Gary Brukardt, Renal Care Group's president and chief executive officer commented, "This transaction demonstrates the value that Renal Care Group has built in the marketplace. It is a testament to the vision of our founders and the dedication and hard work of our associates and affiliated physicians during Renal Care Group's nine-year history that we have created this value and can now return it to our shareholders. By joining with Fresenius Medical Care, we will give our associates and affiliated physicians the opportunity to work with the world's leading dialysis therapy company, and our shareholders will receive an excellent return on their investment. We are convinced that our patients will be well served and will continue to receive high-quality dialysis care."

         Fresenius Medical Care AG is the world's largest integrated provider of products and services for individuals with chronic kidney failure. Fresenius Medical Care provides dialysis treatment to more than 125,900 patients around the globe through its network of 1,630 dialysis clinics in North America, Europe, Latin America and Asia-Pacific. Fresenius Medical Care is also the world's leading provider of dialysis products such as hemodialysis machines, dialyzers and related disposable products. Fresenius Medical Care works with more than 44,000 employees in over 100 countries to continuously improve the quality of life for dialysis patients.

         Dr. Ben Lipps, chairman of the management board and chief executive officer of Fresenius Medical Care, commented, "As business partners and peers with Renal Care Group in the dialysis industry, we have come to know each other well over the years. We greatly value the knowledge, skills and experience of Renal Care Group's clinical and non-clinical associates, and we look forward to working together for a smooth integration and transition."

         Banc of America Securities LLC and Morgan Stanley & Co., Incorporated acted as Renal Care Group's financial advisors in the transaction, and Cravath, Swaine & Moore LLP and Alston & Bird LLP acted as Renal Care Group's legal counsel.

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RCI to be Acquired by Fresenius Medical Care
Page 2
May 4, 2005


         Renal Care Group will hold a conference call to discuss this transaction, and its earnings for the quarter ended March 31, 2005, at 11:00 a.m. Eastern Daylight Time on Wednesday, May 4, 2005. A listen-only simulcast, as well as a replay of the conference call to discuss this press release will be available online at the Company's website at www.renalcaregroup.com.

         Renal Care Group, Inc. is a specialized dialysis services company that provides care to patients with kidney disease. The Company serves over 30,400 patients at more than 425 owned outpatient dialysis facilities, in addition to providing acute dialysis services at more than 210 hospitals. Over 8,900 associates provide services across the Company's 34-state network. More information about Renal Care Group, Inc. can be found at www.renalcaregroup.com.

Additional Information

         Renal Care Group will promptly file with the SEC a current report on form 8-K, which will include the merger agreement and related documents. The proxy statement that Renal Care Group plans to file with the SEC and mail to its shareholders will contain information about Renal Care Group, Fresenius Medical Care, the proposed merger and related matters. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement and proxy card by mail, shareholders will also be able to obtain the proxy statement, as well as other filings containing information about Renal Care Group, without charge, from the SEC's website (http://www.sec.gov) or, without charge, from Renal Care Group. This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of Renal Care Group.

         Renal Care Group and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Renal Care Group's shareholders with respect to the proposed merger. Fresenius Medical Care AG may also be deemed a participant in such solicitation. Information regarding Renal Care Group's executive officers and directors is available in Renal Care Group's proxy statement, dated April 28, 2005, for its 2005 annual meeting of shareholders. Information regarding any interests that Renal Care Group's executive officers and directors may have in the transaction with Fresenius Medical Care will be set forth in the proxy statement that Renal Care Group intends to file with the SEC in connection with the proposed merger.

         Certain statements in this press release, particularly those of Mr. Brukardt and Dr. Lipps and statements about the combined operations of Renal Care Group and Fresenius Medical Care, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are usually preceded by words like believe, expect, plan, intend, will and the like, include statements regarding the transaction with Fresenius Medical Care and any other statements that necessarily depend on future events. These forward-looking statements reflect management's expectations and are based upon currently available information. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Renal Care Group to differ materially from those expressed in or implied by the forward-looking statements, including risks related to: the consummation of the transaction between Renal Care Group and Fresenius Medical Care, the dependence of our profits on the services we provide to a small portion of our patients with private insurance; changes in the Medicare and Medicaid; changes in the health care delivery, financing or reimbursement systems; risks related to the drug Epogen (EPO); compliance with health care and other applicable laws; and dependence on executive officers. These and other factors affecting the Company are discussed in more detail in Renal Care Group's reports filed with the Securities and Exchange Commission, including without limitation Renal Care Group's most recent annual report on Form 10-K and any quarterly reports on Form 10-Q filed after that annual report. Copies of these filings are available from Renal Care Group upon request.

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